Exhibit 5.1

Goodwin Procter LLP Counselors at Law Three Embarcadero Center, 24th Floor San Francisco, CA 94111 T: 415.733.6000 F: 415.677.9041
November 17, 2010
AVANIR Pharmaceuticals, Inc.
101 Enterprise, Suite 300
Aliso Viejo, California 92656

Re:	Securities Registered under Registration Statements on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-3 (File No. 333-161789) (as amended or supplemented, the “September 2009 Registration Statement”) filed on September 8, 2009 with the with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by AVANIR Pharmaceuticals, Inc., a Delaware corporation (the “Company”) of up to $75,000,000 of any combination of securities of the types specified therein, that was declared effective by the Commission on September 23, 2009, (ii) a Registration Statement on Form S-3 (File No. 333-169175) (as amended or supplemented, the “September 2010 Registration Statement”) filed on September 2, 2010 with the Commission pursuant to the Securities Act, relating to the registration of the offer by the Company of up to $75,000,000 of any combination of securities of the types specified therein, that was declared effective by the Commission on October 27, 2010; and (iii) a Registration Statement on Form S-3 (File No. 333-170638) (as amended or supplemented, the “November 2010 Registration Statement,” and, together with the September 2009 Registration Statement and the September 2010 Registration Statement, the “Registration Statements”) filed on November 17, 2010 with the Commission pursuant to Rule 462 under the Securities Act, relating to the registration of the offer by the Company of up to $15,000,000 of any combination of securities of the types specified therein, that became effective upon filing. Reference is made to (i) our opinion letter dated September 8, 2009 and included as Exhibit 5.1 to the September 2009 Registration Statement, (ii) our opinion letter dated September 2, 2010 and included as Exhibit 5.1 to the September 2010 Registration Statement and (iii) our opinion letter dated November 17, 2010 and included as Exhibit 5.1 to the November 2010 Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on November 17, 2010 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 23,000,000 shares of the Company’s Common Stock, par value

Avanir Pharmaceuticals, Inc.
November 17, 2010

     $0.0001 per share (the “Shares”) covered by the Registration Statements. The Shares include an over-allotment option granted to the underwriters of the offering to purchase 3,000,000 Shares. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.
     We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinion expressed below is limited to the Delaware General Corporation Law (which includes reported judicial decisions interpreting the Delaware General Corporation Law).
     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.
     We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statements and to the references to our firm under the caption “Legal Matters” in the Registration Statements. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP